[McGLADREY & PULLEN, LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated January 29, 2004 accompanying the consolidated financial statements of Wells Financial Corp. included in the 2003 Annual Report of Wells Financial Corp. to its shareholders which is included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 which are incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.






                                                     /s/McGladrey & Pullen, LLP
                                                     ---------------------------
May 27, 2004                                         McGladrey & Pullen, LLP

Rochester, Minnesota